EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-287995) on Form S-8 and (No. 333-289529) on Form S-3 of our reports dated February 25, 2026, with respect to the consolidated financial statements of Sila Realty Trust, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Tampa, Florida
February 25, 2026

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.